      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998
                                                   REGISTRATION NO. 333-50435
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                            ------------------------

                        LINCOLN ELECTRIC HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Ohio                                                                     34-1860551
(State or Other Jurisdiction of                                                    (I.R.S. Employer
Incorporation or Organization)                                                    Identification No.)

                             22801 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44117
                                 (216) 481-8100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                           Frederick G. Stueber, Esq.
              Senior Vice President, General Counsel and Secretary
                          The Lincoln Electric Company
                             22801 St. Clair Avenue
                             Cleveland, Ohio 44117
                                 (216) 481-8100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:
                             David P. Porter, Esq.
                           Jones, Day, Reavis & Pogue
                                  North Point
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                                 (216) 586-3939

    Approximate date of commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement upon the exercise of the options for the securities being registered.

    If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

* Filed as a Post-Effective Amendment No. 1 on Form S-3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-50435) pursuant to the procedure described herein. See "Introductory Statement not Forming Part of Prospectus."

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     Pursuant to an Agreement of Merger (the "Agreement of Merger") dated as of May 19, 1998 among The Lincoln Electric Company, an Ohio corporation ("Lincoln Electric"), Lincoln Electric Merger Co., an Ohio corporation ("Merger Co."), and Lincoln Electric Holdings, Inc., an Ohio corporation (the "Company"), at the effective time, Merger Co. will merge with and into Lincoln Electric (the "Merger"), and as a result thereof, Lincoln Electric will become a wholly owned subsidiary of the Company. Lincoln Electric has been a reporting company under the Securities Exchange Act of 1934, as amended. Pursuant to the Agreement of Merger, at the effective time of the Merger, the Company will assume all of Lincoln Electric's obligations to issue Class A Common Shares, without par value, of Lincoln Electric ("Class A Common Shares") under a settlement dated April 1996 concerning awards under Lincoln Electric's 1988 Incentive Equity Plan and under the option agreements related to such settlement (the "Options"). At the effective time of the Merger, each such Option to purchase Class A Common Shares shall become an option to purchase twice such number of Common Shares, without par value, of the Company ("Holding Common Shares") at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share.

     The 248,566 Holding Common Shares that may be issued after the effective time of the Merger upon the exercise of the Options are covered by this effective Registration Statement on Form S-4, as amended (Registration No. 333-50435), which was declared effective by the Securities and Exchange Commission on April 20, 1998 (the "Registration Statement"). The Company hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1 on Form S-3 with respect to the Holding Common Shares issuable upon exercise of the Options.

                        LINCOLN ELECTRIC HOLDINGS, INC.

                        COMMON SHARES, WITHOUT PAR VALUE

                            ------------------------

     This Prospectus relates to up to 248,566 Common Shares, without par value (the "Holding Common Shares"), of Lincoln Electric Holdings, Inc., an Ohio corporation (the "Company"), that may be issued upon the exercise of options to purchase Class A Common Shares, without par value ("Class A Common Shares"), of The Lincoln Electric Company ("Lincoln Electric") granted in connection with the settlement in April 1996 of certain litigation concerning awards under Lincoln Electric's 1988 Incentive Equity Plan and the option agreements relating to such settlement (the "Options"). Pursuant to an Agreement of Merger dated May 19, 1998 among Lincoln Electric, the Company and Lincoln Electric Merger Co. (the "Agreement of Merger"), Lincoln Electric Merger Co. will merge with and into Lincoln Electric (the "Merger"), with the result that Lincoln Electric will become a wholly owned subsidiary of the Company. At the effective time of the Merger, each issued and outstanding Common Share and Class A Common Share of Lincoln Electric will be converted into two Holding Common Shares. Under the terms of the Agreement of Merger, at the effective time of the Merger each Option to purchase Class A Common Shares of Lincoln Electric will be converted into an option to purchase twice such number of Holding Common Shares (instead of Class A Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                  The date of this Prospectus is May 29, 1998.

                       WHERE YOU CAN GET MORE INFORMATION

     The Company filed a Registration Statement on Form S-4 (Registration No. 333-50435) on April 18, 1998 with the Securities and Exchange Commission covering 49,512,614 Holding Common Shares, which includes the maximum number of Holding Common Shares issuable and upon exercise of all Options (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on April 20, 1998.

     Lincoln Electric files annual, quarterly and current reports, proxy statements and other information under the Securities Exchange Act of 1934, as amended. Following the Merger, the Company will file such reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files or Lincoln Electric files at the Securities and Exchange Commission's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's filings and Lincoln Electric's filings with the Securities and Exchange Commission are also available to the public at the Securities and Exchange Commission's Internet site at http:// www.sec.gov. There is a time delay between filing with the Securities and Exchange Commission and the availability of the filing through the Securities and Exchange Commission's Internet site. The filings may be available earlier through a number of paid service bureaus.

     The Securities and Exchange Commission permits the Company to make disclosures to you by incorporating other documents by reference. By incorporating a document by reference, the document is deemed to be a part of this Prospectus except to the extent that any of the information in the document is superseded by information contained in this Prospectus. The Company is incorporating by reference into this Prospectus (i) Lincoln Electric's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) Lincoln Electric's proxy statement for its 1998 Annual Meeting of Shareholders, (iii) Lincoln Electric's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, (iv) Lincoln Electric's Current Report on Form 8-K dated May 20, 1998, and (v) all additional documents that the Company or Lincoln Electric files with the Securities and Exchange Commission after the date of this Prospectus. The information contained in those documents will supersede the information contained in this Prospectus. You can obtain those documents from the same sources described in the immediately preceding paragraph.

     Lincoln Electric's Common Shares and Class A Common Shares have traded on the NASDAQ National Market from June 1995. Reports and other information concerning Lincoln Electric also can be inspected there. In addition, the Company will provide without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this Prospectus, except for the exhibits to the documents unless we specifically incorporate the exhibit by reference into this Prospectus. Please direct your requests in writing or by telephone to the Company's executive offices:

                            Roy L. Morrow
                            Director of Corporate Relations
                            The Lincoln Electric Company
                            22801 St. Clair Avenue
                            Cleveland, Ohio 44117
                            (216) 481-8100

                                  THE COMPANY

     Lincoln Electric Holdings, Inc. (the "Company") is a newly formed Ohio corporation. Pursuant to the Agreement of Merger, each outstanding Common Share and Class A Common Share of Lincoln Electric will be converted into two Holding Common Shares, with the result that the Company will be the publicly held corporation. Following the Merger, Lincoln Electric will be a wholly owned subsidiary of the Company.

     Lincoln Electric is a full-line manufacturer of welding and cutting products and integral horsepower industrial electric motors. Welding products include arc welding power sources, wire feeding systems, robotic welding packages, fume extraction equipment, consumable electrodes and fluxes. Lincoln Electric's welding product offering line also includes regulators and torches used in oxy-fuel welding and cutting. Sales of welding products accounted for 97% of Lincoln Electric's net sales in 1997.

     The Company's principal executive offices are located at 22801 St. Clair Avenue, Cleveland, Ohio 44117, (216) 481-8100.

                                   THE MERGER

     Pursuant to the Agreement of Merger, at the effective time, Merger Co. will merge with and into Lincoln Electric, and as a result thereof, Lincoln Electric will become a wholly owned subsidiary of the Company. Under the terms of the Agreement of Merger, at the effective time of the Merger, the Company will assume all of Lincoln Electric's obligations to issue Class A Common Shares upon the exercise of the Options. At the effective time of the Merger, each such option to purchase Class A Common Shares shall be an option to purchase twice such number of Holding Common Shares at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share.

                              PLAN OF DISTRIBUTION

     The Common Shares may be distributed by the Company from time to time upon the exercise of Options for Class A Common Shares granted in connection with the settlement in April 1996 of certain litigation regarding Lincoln Electric's 1988 Incentive Equity Plan. As described above, each such Option to purchase Class A Common Shares will be converted by the Merger into an option to purchase twice such number of Holding Common Shares (instead of Class A Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share.

                             DESCRIPTION OF OPTIONS

     The Options granted in connection with the Settlement are exercisable over five and ten year periods and are fully vested, non-qualified and non-transferable. The Options also contain termination provisions applicable upon the termination of the optionee's employment with Lincoln Electric or a subsidiary and upon the death of the optionee. The exercise price of the Options is payable in cash, shares of Lincoln Electric, or a combination thereof.

     Options for 79,766 Class A Common Shares were granted at an exercise price of $30.00 per share and options for 87,824 Class A Common Shares were granted at an exercise price of $34.00 per share. As of May 18, 1998, 11,600 Options to purchase Class A Common Shares at an exercise price of $30.00 had been exercised, 8,625 such Options had been canceled and 59,541 such Options were exercisable. As of May 18, 1998, 13,239 Options to purchase Class A Common Shares at an exercise price of $34.00 per share had been exercised, 9,843 such Options had been canceled and 64,742 such Options were exercisable.

                             RESTRICTIONS ON RESALE

     This Prospectus may not be used for resales of shares purchased through the exercise of Options: Optionees who are "affiliates" of the Company may make resales in brokerage transactions upon compliance with Rule 144 of the Securities and Exchange Commission (except that the one-year holding period of Rule 144 will not be required), or pursuant to an effective registration statement or available exemption. For this purpose, the term "affiliate" includes any Optionee who directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Optionees who are not "affiliates" may make resales in such brokerage transactions or otherwise without the need to comply with Rule 144.

                                USE OF PROCEEDS

     The Company intends to use the proceeds received upon the exercise of the Options for general corporate purposes.

                                 LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Common Shares have been passed upon by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements and schedule of Lincoln Electric and its subsidiaries incorporated by reference into this Prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their report accompanying such consolidated financial statements and schedule which are incorporated into Lincoln Electric's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered are:

Securities and Exchange Commission filing fees..............  $ 1,678
Legal fees..................................................  $ 5,000
Accounting fees.............................................  $ 5,000
Duplicating and mailing expenses............................  $ 5,000
                                                              -------
Total.......................................................  $16,678

     All expenses will be borne by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV of the Registrant's Code of Regulations, which relates to indemnification of certain persons, including directors and officers of the Registrant, is set forth in full as part of, and is incorporated herein by reference to Exhibit 3(b) constituting a part of this Registration Statement.

     Section 1701.13(E) of the Ohio General Corporation Law provides in regard to indemnification of directors and officers as follows:

     Section 1701.13. Authority of Corporation.

                                    *  *  *

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(l) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interest of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                                    *  *  *

     The Registrant has obtained a directors' and officers' liability insurance policy, pursuant to which the directors and officers of the Registrant will be insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

EXHIBIT                       DESCRIPTION OF EXHIBIT
-------                       ----------------------
2          Agreement of Merger dated as of May 19, 1998 made by and
           among Lincoln Electric Merger Co., The Lincoln Electric
           Company and Lincoln Electric Holdings, Inc.*
3(a)       Restated Articles of Incorporation of Lincoln Electric
           Holdings, Inc.*
3(b)       Code of Regulations of Lincoln Electric Holdings, Inc.*
5          Form of opinion and consent of Jones, Day, Reavis & Pogue*
23(a)      Consent of Ernst & Young LLP, independent auditors
23(b)      Consent of Jones, Day, Reavis & Pogue (incorporated herein by reference to Exhibit 5 hereto)*
24(a)      Power of attorney for each director and officer of Lincoln
           Electric Holdings, Inc. signing this Registration Statement*

---------------

* Exhibit previously filed.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 29, 1998.

                                          LINCOLN ELECTRIC HOLDINGS, INC.

                                          By                  *
                                            ------------------------------------
                                            H. Jay Elliott
                                            Senior Vice President, Chief
                                             Financial Officer
                                             and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

*                                                            May 29, 1998
-----------------------------------------------------
Anthony A. Massaro
Director, Chairman, President and Chief Executive
Officer (principal executive officer)

*                                                            May 29, 1998
-----------------------------------------------------
H. Jay Elliott
Senior Vice President, Chief Financial Officer and
Treasurer (principal financial and accounting
officer)

*                                                            May 29, 1998
-----------------------------------------------------
John M. Stropki, Jr.
Director

* The undersigned by signing his name hereto, does sign and execute this Post-Effective Amendment to Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.


   /s/ Frederick G. Stueber                                  May 29, 1998
  ---------------------------------------------------
  Frederick G. Stueber, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION                           PAGE
-------                           -----------                           ----
23(a)    Consent of Ernst & Young LLP, independent auditors              1